UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): January 6, 2016

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
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             (Exact name of Registrant as specified in its charter)


       Nevada                          000-29649                91-1922863
 --------------------              ------------------        -----------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
of incorporation)                                            Identification No.)

                              615 Discovery Street
                       Victoria, British Columbia V8T 5G4
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (250) 477-9969

                                       N/A
            -------------------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

     On January 6, 2016 the Company purchased 1,750,000 shares of its common stock owned by Aareno Enterprises, Ltd. Aareno Enterprises was formed by Robert
N. O'Brien in 2010 to hold his 1,750,000 shares of the Company's common stock. Subsequent to Mr. O'Brien's death in March 2015, the ownership of Aareno Enterprises was transferred to Helen T. O'Brien. Since there was a possibility that a substantial number of the shares owned by Aareno Enterprises would need to be sold to pay estate taxes, the Company believed that it was in the best interest of the Company's shareholders to purchase the shares privately to avoid having these shares sold in the public market and thereby depressing the price of the Company's common stock. This share purchased from Aareno Enterprises will be returned to treasury and will represent authorized but unissued shares.

Item 9.01   Financial Statements and Exhibits

Number      Description
-----       -----------

 10.1       Agreement with Aareno Enterprises, Ltd.















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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 8, 2016

                                 FLEXIBLE SOLUTIONS INTERNATIONAL INC.



                                 By: /s/ Daniel B. O'Brien
                                     ------------------------------------------
                                     Daniel B. O'Brien, President and Chief
                                     Executive Officer